Exhibit 99.2

In-O-Vate Dryer Products

Balance Sheet

End of Mar 2019

	Jan 2019	Feb 2019	Mar 2019
Financial Row	Amount	Amount	Amount
ASSETS
Current Assets
Bank
Total Bank	$1,808	$2,192	$2,194
Accounts Receivable
Total Accounts Receivable	$1,365	$1,440	$1,408
Other Current Asset
11030 - NSF Checks	$0	$0	$0
11040 - Undeposited Funds	$19	$27	$51
11300 - Allowance for Doubtful Accounts	$(9)	$(9)	$(9)
12000 - Inventory
Total - 12000 - Inventory	$412	$338	$385
12020 - Inventory In Transit	$0	6	$1
12610 - Prepaid Marketing Expenses	$115	$121	$128
Purchases Returned Not Credited	$9	$9	$9
Total Other Current Asset	$546	$492	$565
Total Current Assets	$3,719	$4,124	$4,168
Fixed Assets
13800 - Furniture & Fixtures	$18	$18	$18
13850 - Vehicles	$(0)	$(0)	$(0)
13900 - Computer-Printer-Other	$159	$159	$163
Total - 14000 - Accumulated Depreciation	$(566)	$(566)	$(566)
14050 - Tooling	$480	$508	$548
Total Fixed Assets	$91	$119	$162
Total Other Assets	$0	$0	$0
Total ASSETS	$3,810	$4,243	$4,330
LIABILITIES & EQUITY
Current Liabilities
Total Accounts Payable	$529	$689	$631
Total Credit Card	$17	$45	$43
Total Other Current Liability	$196	$215	$149
Total Current Liabilities	$743	$948	$822
Total Equity	$3,067	$3,294	$3,508
Total LIABILITIES & EQUITY	$3,810	$4,243	$4,330

In-O-Vate Dryer Products

Income Statement

Jan 2019, Q1 2019, Feb 2019, Mar 2019

	Jan 2019	Feb 2019	Mar 2019	Total
Financial Row	Amount	Amount	Amount	Amount
Ordinary Income/Expense
Income
40000 - Sales
Total - 40000 - Sales	$1,298	$1,263	$1,314	$3,875
40100 - Shipping and Handling	$27	$38	$36	$101
Total - Income	$1,325	$1,301	$1,350	$3,976
Cost Of Sales
50000 - Cost of Goods Sold
Total - Cost Of Sales	$829	$840	$854	$2,522
Gross Profit	$497	$461	$496	$1,454
Expense
Total - Expense	$214	$226	$220	$660
Net Ordinary Income	$283	$235	$276	$794
Other Income and Expenses
Total - Other Income	$0	$0	$1	$1
Net Other Income	$0	$0	$1	$1
Net Income	$283	$235	$277	$795

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 30, 2019

(In thousands)

	CMC	Inovate	Pro forma		Pro forma
	Historical	Historical	adjustments	Note	Combined

Cash and cash equivalents	35,421	2,194	(13,049)	(b)	24,566
Receivables, net	15,053	1,399	—		16,452
Receivable for insured losses	875	—	—		875
Inventories	13,433	386	—		13,819
Prepaid expenses	2,066	128	—		2,194
Other current assets	4,549	60	—		4,609
Total current assets	71,397	4,167	(13,049)		62,515

Property, plant and equipment	9,972	163	(38)	(a)	10,097

Right-of use assets	5,114	—	389	(f)	5,503
Goodwill	1,000	—	1,280	(c)	2,280
Amortizable intangible assets, net	—	—	8,839	(c)	8,839
Deferred income taxes	2,353	—	—		2,353
Other long-term assets	773	—	—		773
	90,609	4,330	(2,579)		92,360

Revolving bank loan payable	800	—	—		800
Accounts payable and accrued expenses	11,617	822	—		12,439
Short-term lease liabilities	933	—	94	(f)	1,027
Liability for unpaid claims covered by insurance	875	—	—		875
Income taxes payable	3,373	—	—		3,373
Total current liabilities	17,598	822	94		18,514

Long-term lease liabilities	4,240	—	295	(f)	4,535
Other long-term liabilities	6,301	—	540	(d)	6,841

Common Stock	643	—	—		643
Capital in excess of par value	2,013	5	(5)	(a)	2,013
Retained earnings	74,453	3,503	(3,503)	(a)	74,453
Treasury shares	(14,639)	—	—		(14,639)
	62,470	3,508	(3,508)		62,470
	90,609	4,330	(2,579)		92,360

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Three months ended March 30, 2019

(In thousands, except per share information)

	CMC	Inovate	Pro forma		Pro forma
	Historical	Historical	adjustments	Note	Combined

Net sales	$22,528	$3,976	$—		$26,504

Costs and expenses:
Cost of sales (exclusive of depreciation, depletion and amortization)	17,847	2,522			20,369
Depreciation, depletion and amortization	519	—	99	(c)	618
Selling and administrative	6,792	660			7,452
Gain on legal settlement	(15,000)	—	—		(15,000)
Gain on disposition of property and equipment	(5)	—	—		(5)
Operating income (loss)	12,375	794	(99)		13,070

Interest income	149	1	(69)	(e)	81
Interest expense	(71)	—	—		(71)
Other income, net	13	—	—		13

Income (loss) from continuing operations before income taxes	12,465	795	(193)		13,092
Provision (benefit) for income taxes	3,366	215	(45)	(g)	3,535
Income (loss) from continuing operations	$9,099	$580	$(123)		$9,556

Basic and diluted earnings per share	$5.32				$5.59
Weighted-average shares	1,709				1,709

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Fiscal year ended December 29, 2018

(In thousands, except per share information)

	CMC	Inovate	Pro forma		Pro forma
	Historical	Historical	adjustments	Note	Combined

Net sales	$101,029	$13,648	$—		$114,677

Costs and expenses:
Cost of sales (exclusive of depreciation, depletion and amortization)	82,205	8,701			90,906
Depreciation, depletion and amortization	1,581	—	396	(c)	1,977
Selling and administrative	22,870	2,668			25,538
Charges related to write-off of deferred development	6,840	—	—		6,840
Charges related to write-off of overpayment of prepaid royalties	627	—	—		627
Gain on disposition of property and equipment	(824)	—	—		(824)
Operating (loss) income	(12,270)	2,279	(396)		(10,388)

Interest income	76	4	(4)	(e)	76
Interest expense	(539)	—	—		(539)
Other income, net	25	(192)	192	(a)	25

Net loss from continuing operations before income taxes	(12,708)	2,091	(208)		(10,826)
Benefit (provision) for income taxes	3,457	(565)	56	(g)	2,949
Net loss from continuing operations	$(9,251)	$1,526	$(152)		$(7,877)

Basic and diluted earnings per share	$(5.45)				$(4.64)
Weighted-average shares	1,697				1,697

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands, except per share information)

1. Basis of Presentation

Inovate Acquisition Company (“Buyer”), a Delaware corporation and wholly owned subsidiary of Continental Materials Corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among Buyer, an individual representative of Buyer, In-O-Vate Technologies, Inc., a Florida corporation (“Seller”) and Seller’s stockholders to acquire substantially all of the assets of Seller’s commercial and residential dryer and HVAC venting systems and components business. Buyer paid approximately $11.0 million cash at closing plus additional consideration for a total purchase price of approximately $11.4 million, subject to customary purchase price adjustments.

The accompanying unaudited consolidated pro forma financial statements present the consolidated financial statements of the Company, assuming the acquisition occurred as of March 30, 2019 for purposes of the pro forma consolidated balance sheet as of March 30, 2019, and assuming such transactions occurred as of December 31, 2017 for purposes of the pro forma consolidated statements of operations for the year ended December 29, 2018 and three months ended March 30, 2019.

The unaudited consolidated pro forma financial statements are presented for illustrative purposes only and do not purport to represent what the Company’s financial position or results of operations would have been if the acquisition had occurred as presented, or to project the Company’s financial position or results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the acquisition and are expected to have a continuing impact on the Company’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited consolidated pro forma financial statements have been made.

2. Preliminary Purchase Accounting

The acquisition closed on June 17, 2019 for an aggregate purchase price of $11.4 million payable in cash at close and an earnout over 12 months based on business performance of up to $1.25 million, subject to customary purchase price adjustments. The acquisition will be accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed are presented based on their estimated acquisition date fair values. The purchase price allocation below is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value could be material.

The following table summarizes the estimated acquisition date fair values of the net assets acquired in the Acquisition (in thousands):

Purchase price	$11,395

Accounts receivable, net	1,448
Other tangible assets	864
Intangible assets	8,839
Accounts payable and accrued expenses	(1,063)
Total identifiable net assets	10,088
Goodwill and intangibles	$1,307

The preliminary purchase price adjustment has been used to prepare the pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations. The final allocation may include (1) changes to fair value of receivables, (2) changes in allocations to intangibles such as trade names, intellectual property and customer related intangibles as well as goodwill and (3) other changes to assets and liabilities.

3. Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

(a)         To eliminate assets and equity not included in the transaction.

(b)         Represents cash payment of $11.0 million to effect the transaction and elimination of $2.2 million cash not included in transaction.

(c)          As part of the preliminary valuation analysis, the Company identified intangible assets including technology, trade names and customer relationships. The fair value of identifiable intangible assets was determined by using the “income approach”, forecasting all future expected cash flows attributable to each intangible asset. These assets are amortized over their estimated useful lives, calculated based on the corresponding intangible life, and set out in the table below.

The following table summarizes the estimated fair values of Inovate’s identifiable intangible assets and their estimated useful lives (in thousands):

	Estimated Fair Value (000s)	Estimated Useful Life in Years	Year ended December 29, 2019 Amortization Expense	3 months ended March 30, 2019 Amortization Expense
Technology	935	12.5	75	19
Trade name	1,740	15.0	116	29
Customer related	6,163	30.0	205	51
Total	$8,839		$396	$99

These preliminary estimates of fair value and estimated useful lives may differ from final amounts after all valuation analysis is completed. The difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill of $884.

(d)         To record contingent consideration associated with the transaction. The contingent consideration was valued using a Monte Carol simulation of potential scenarios and discounting the results back using the implied cost of capital for the transaction.

(e)          To adjust for interest income not earned due to purchase transaction.

(f)           To record right of use lease assets and lease liabilities acquired as part of the transaction.

(g)          To record the income tax effect of pro forma adjustments based on an estimated blended federal and state rate of 27%.